UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2009

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas		77024-3411
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2009, the Board of Directors of Frontier Oil Corporation (“Frontier”) expanded the size of its Board by one and appointed Franklin Myers as a director of Frontier.  Mr. Myers was not elected to serve on any committee of the Board of Directors.

There is no arrangement or understanding between Mr. Myers and any other  persons pursuant to which he was selected as a director.  Mr. Myers is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Myers is entitled to receive cash compensation and grants of equity incentive compensation in accordance with the arrangements in effect for non-employee directors of Frontier.  For a description of non-employee director compensation, see Exhibit 10.55 filed on February 26, 2009 with Frontier’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which is incorporated herein by reference.

Mr. Myers is anticipated to enter into an indemnification agreement in the form entered into with other directors and officers of Frontier. These agreements require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of a proceeding as to which they may be indemnified.  These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Wyoming and will be in addition to any other rights that the indemnitee may have under our articles of incorporation, bylaws and applicable law. The form of this agreement is incorporated by reference into this Form 8-K from Exhibit 10.41 to Frontier’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which was filed on February 28, 2007.

A copy of the press release announcing Mr. Myers’ election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Events

On November 18, 2009, Frontier announced its intention to change its inventory valuation method to the last-in, first-out (LIFO) method from the first-in, first-out (FIFO) method effective with the filing of Frontier’s Form 10-K for the fiscal year ended December 31, 2009.

Frontier also announced on November 18, 2009 that its Board of Directors declared a regular quarterly cash dividend on Frontier’s common stock of $0.06 per share.  The dividend is payable January 13, 2010 to shareholders of record as of the close of business on December 30, 2009.  Based on current market conditions and after giving effect to the change in inventory valuation methods, Frontier anticipates being contractually unable to pay cash dividends under the restricted payments provision of Frontier’s senior notes indentures upon the filing of its Form 10-K for the year ended December 31, 2009.

A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
10.1	Summary of Compensation for Non-Employee Directors (incorporated by reference from Exhibit 10.55 to Form 10-K, File Number 1-07627, filed February 26, 2009).
10.2
Form of Indemnification Agreement by and between Frontier Oil Corporation and each of its officers and directors (incorporated by reference from Exhibit 10.41 to Form 10-K, File Number 1-07627, filed February 28, 2007).

99.1	Press release issued by Frontier Oil Corporation on November 19, 2009.
99.2	Press release issued by Frontier Oil Corporation on November 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By: /s/ Doug S. Aron
Doug S. Aron
Executive Vice President - Chief Financial Officer

Date: November 20, 2009